                                                      Exhibit 21

                                ARMCO INC.
                               SUBSIDIARIES

                                                     State/Country of
           Name                                         Incorporation
           ----                                     ------------------
Advanced Materials Processing, Inc.                      Delaware

AH (UK) Inc.                                             Delaware

AJV Investments Corp.                                    Delaware

Armco Advanced Materials, Inc.                           Delaware

Armco Argentina S.A.                                     Argentina

Armco Caribbean Corporation                              Puerto Rico

Armco Chile Productos de Ingenieria S.A. (Prodein)       Chile

Armco da Amazonia Ltda.                                  Brazil

Armco Finance (U.K.) Limited                             United Kingdom

Armco Financial Services Corporation                     Delaware

Armco Financial Services International, Inc.             Ohio

Armco Financial Services International, Ltd.             Delaware

Armco Funding Corporation                                Delaware

Armco GmbH                                               Germany

Armco Grundstucksverwaltungs GmbH                        Germany

Armco Insurance Group Inc.                               Delaware

Armco Investment Management, Inc.                        Delaware

Armco Limited                                            United Kingdom

Armco Management Corporation                             Delaware

Armco Pacific Financial Services Limited                 Vanuatu

Armco Pacific Limited                                    Singapore

Armco Participacoes e Empreendimentos Ltda.              Brazil

Armco Resources Pty. Ltd.                                Australia

Armco S.A.                                               Belgium

Armco S.A.                                               Spain

Armco SARL                                               France

Armco SMM srl                                            Italy

Armco Steel Corporation                                  Ohio

Black River Lime Company                                 Ohio

                                                     State/Country of
           Name                                         Incorporation
           ----                                      ----------------

Compass Insurance Company                                Delaware

Cyclops, Inc.                                            Delaware

Cyclops International Limited                            United Kingdom

Dorcan International Corporation S.A.                    Uruguay

Douglas Dynamics, L.L.C.                                 Delaware

Everest International, Inc.                              Ohio

FSA Services Corp.                                       Delaware

First Stainless, Inc.                                    Delaware

First Taconite Company                                   Delaware

Flour City Architectural Metals, Inc.                    Delaware

Inversiones Armco S.A. (IASA)                            Chile

Materials Insurance Company                              Cayman Islands

National Supply Company, Inc.                            Delaware

The National Supply Company of Mexico, S.A.              Mexico

New Village Homes, Ltd.                                  Delaware

Northern Land Company                                    Minnesota

Northwestern National Insurance Company                  Wisconsin
     of Milwaukee, Wisconsin

Oweco Limited                                            Scotland

PROCNE Corp.                                             Ohio

Reserve Mining Company                                   Minnesota

Strata Energy, Inc.                                      Ohio

Talbico, Inc.                                            New York